Exhibit 5.1

[Hunton & Williams Letterhead]

February 6, 2003

E*TRADE Mortgage Backed Securities Corporation

671 North Glebe Road

Arlington, VA 22203

Dear Sirs:

We have acted as counsel to E*TRADE Mortgage Backed Securities Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale by the Company of either mortgage-backed pass-through certificates (“Certificates”) or mortgage-backed notes (“Notes”), issuable in one or more series by separate trusts (each, a “Trust”) established by the Company.

We have examined the originals or copies of (i) the Registration Statement, (ii) the Company’s Articles of Incorporation and Bylaws, (iii) the form of pooling and servicing agreement, among the company, the trustee to be named therein and a master servicer also to be named therein (the “Pooling and Servicing Agreement”), (iv) the form of Trust agreement, between the Company and an owner trustee to be named therein (the “Trust Agreement”), (v) the form of Indenture, between the Trust to be named therein and the trustee to be named therein (the “Indenture”), and (vi) such other materials as we have deemed necessary to the issuance of this opinion.

On the basis of the foregoing, we are of the opinion that:

1.    The Company is a corporation validly formed and existing under the laws of Delaware.

2.    When each Pooling and Servicing Agreement has been has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of

E*TRADE Mortgage Backed Securities Corporation

February 6, 2003

creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

3.    When the Certificates have been duly issued, executed and authenticated in accordance with the provisions of the related Pooling and Servicing Agreement and delivered to and paid for by the purchasers thereof, the Certificates will be legally and validly issued for adequate consideration and (a) the holders of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued and (b) no holder of Certificates will be subject to any further assessment in respect of the purchase price of the Certificates.

4.    When each Trust Agreement has been has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

5.    When the Notes have been duly issued, executed and authenticated in accordance with the provisions of the related Indenture and delivered to and paid for by the purchasers thereof, and upon the due execution and delivery of the related Indenture by the parties thereto, the Notes will be legally and validly issued for adequate consideration and (a) the holders of the Notes will be entitled to the benefits provided by the Indenture pursuant to which such Notes were issued and (b) no holder of Notes will be subject to any further assessment in respect of the purchase price of the Notes.

The foregoing opinions are limited to matters of the laws of the United States of America and Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Hunton & Williams